Exhibit 10.4
2004 Equity Incentive Plan
Stock Option Agreement

Unless otherwise defined herein, the terms defined in the Sport Chalet, Inc. 2004 Equity Incentive Plan shall have the same defined meanings in this Option Agreement.

I.            NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Optionee:
Number of Shares:
Date of Grant:
Class of Stock:
Grant Type:
Option Price:
Vesting Commencement Date:
Term of Option:

Vesting Schedule:

This option may be exercised, in whole or in part, in accordance with the following schedule:

Vesting Date	Number of Vested Options

Termination Period:

This option may be exercised for three months after the optionee ceases to be a Service Provider. The Administrator determines when you incur a Termination of Service for this purpose.  Upon the death or Total and Permanent Disability of the optionee, this option may be exercised for 12 months after the optionee ceases to be a Service Provider. In no event shall this option be exercised later than the Term/Expiration Date as provided below.

Term/Expiration Date:

II.            AGREEMENT

A.           Grant of Option.

The Administrator hereby grants to the optionee named in the Notice of Stock Option Grant attached as Part I of this Option Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the "Exercise Price"), subject to the terms and conditions of the Plan.  This Option is intended to be an Incentive Stock Option ("ISO") or a Nonstatutory Stock Option ("NSO"), as provided in the Notice of Stock Option Grant.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

B.           Exercise of Option.

1.           Vesting/Right to Exercise.     This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Stock Option Grant and the applicable provisions of the Plan and this Option Agreement. In addition, this Option becomes exercisable in full if the Company is subject to a Change in Control before the Optionee's Termination of Service, and the Optionee is subject to an Involuntary Termination (defined below) within 12 months after the Change in Control. This Option may also become exercisable in accordance with Section H. below.

The term Involuntary Termination shall mean the Optionee's Termination of Service by reason of the involuntary discharge of the Optionee by the Company (or the Affiliate employing him or her) for reasons other than Cause (defined below). The term Cause shall mean:  (i) the commission of any material criminal act or any act of fraud or material dishonesty with respect to the Company (or the Affiliate employing him or her); (ii) misconduct; (iii) material breach of the provisions of his or her employment agreement, (iv) insubordination or refusal to perform required duties, or (v) an order of a court, administrative board or judge, or regulatory authority which precludes the Optionee from performing his or her duties.

This Option will in no event become exercisable for additional Shares after a Termination of Service for any reason.

2.           Method of Exercise.     This Option is exercisable by delivering to the Administrator a fully executed "Exercise Notice."  The Exercise Notice shall provide that the Optionee is electing to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Administrator pursuant to the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Administrator of such fully executed Exercise Notice accompanied by such aggregate Exercise Price. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.

C.           Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.           cash;

2.           check or wire transfer;

3.           subject to any conditions or limitations established by the Administrator, other Shares which (i) in the case of Shares acquired upon the exercise of an option, have been owned by the Optionee for more than six months on the date of surrender or attestation and (ii) have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price; or

4.           consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator.

D.           Leaves of Absence.

The vesting of the Option will be suspended during any unpaid leave of absence.  The Optionee will not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company (or Related Corporation) or (ii) transfers between locations of the Company or between the Company and any Affiliate.  For purposes of ISOs, no such leave may exceed three months, unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company (or Related Corporation) is not so provided by statute or contract, the Optionee's employment with the Company shall be deemed terminated on the first day immediately following such three month period of leave for ISO purposes and this Option shall cease to be treated as an ISO and shall terminate upon the expiration of the three month period following the date the employment relationship is deemed terminated.

E.           Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

F.           Term of Option.

This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

G.           Tax Obligations.

1.           Withholding Taxes.     Optionee agrees to make appropriate arrangements with the Administrator for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.           Notice of Disqualifying Disposition of ISO Shares.     If the Option is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the exercise of the ISO on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Administrator in writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

H.           Change in Control.

In the event of a Change in Control prior to the Optionee's Termination of Service, the Option will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee will fully vest in and have the right to exercise the Option. In addition, if the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Optionee in writing or electronically that the Option will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option will terminate upon the expiration of such period.

I.           Restrictions on Resale.

The Optionee agrees not to sell any Option Shares at a time when Applicable Law, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as the Optionee is a Service Provider and for such period of time after the Optionee's Termination of Service as the Administrator may specify.

J.           Entire Agreement; Governing Law.

The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

K.           No Guarantee of Continued Service.

Optionee acknowledges and agrees that the vesting of the option pursuant to the vesting schedule hereof is earned only by continuing as a service provider at the will of the company (and not through the act of being hired, being granted an option or purchasing shares hereunder).  Optionee further acknowledges and agrees that this option agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, for any period, or at all, and shall not interfere with optionee's right or the company's right to terminate optionee's relationship as a service provider at any time, with or without cause.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Optionee,		Sport Chalet, Inc.

By:
Signature

Date		Date

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